Exhibit 99.1

TREE.COM REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

•                  Consolidated Net Income of $4.4 million; basic EPS of $0.38 and diluted EPS of $0.37

•                  Continuing operations revenue of $23.3 million, up 19% from third quarter 2011 total adjusted Exchanges revenue

•                  Continuing operations Adjusted EBITDA of $3.9 million, or 17% of revenue

•                  Raising 2012 adjusted Exchanges EBITDA guidance and issuing guidance for 2013

CHARLOTTE, N.C., November 5, 2012 — Tree.com, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation’s leading online source for competitive home loan offers, today announced results for the quarter ended September 30, 2012.

Following the completion of the sale of substantially all of the assets of the company’s former mortgage origination business in the preceding quarter, Tree’s revenues and expenses for the third quarter reflect the monetization on our mortgage Exchange of all leads generated.  Tree formerly provided non-GAAP adjusted Exchanges metrics to give investors a view into what our results might have been if the company did not monetize some leads through the former mortgage origination business.  Tree is continuing to provide adjusted Exchanges metrics for applicable historical periods in which the company operated the mortgage origination business.

Chairman and CEO of Tree.com, Doug Lebda, commented, “Tree delivered another great quarter. This was our first full quarter as a pure-play performance marketing company and we grew both top- and bottom-line from both last quarter and Q3 of last year.  Our third quarter results reflect strong demand from our network lenders who readily absorbed the substantial increase in supply of leads available to our Exchange following the sale of our mortgage origination business, even in this historically low interest rate environment.”

“We continue to leverage our brand to drive consumers to our sites and provide quality leads to our clients.  I am particularly pleased with the continued growth of our mortgage business, where we grew mortgage Exchanges revenue by 27% over adjusted mortgage Exchanges revenue in the third quarter of last year.  Our financial plan is to grow our top line while maintaining strong variable marketing margin dollars and percent, and we are performing to that plan with nearly $12 million in variable marketing margin, representing a 50% margin, in the quarter,” said Mr. Lebda.

Third Quarter 2012 Financial and Operating Highlights

•                  Revenue in the third quarter was 19% higher than adjusted Exchanges revenue in the third quarter 2011, driven by a 27% increase in adjusted Exchanges mortgage revenue.

•                  Compared to prior periods’ adjusted Exchanges EBITDA, continuing operations Adjusted EBITDA represented a 67% improvement over third quarter 2011 and a 14% improvement over the second quarter 2012.

•                  Continuing operations Adjusted EBITDA margin was 17% in the quarter, compared with adjusted Exchanges EBITDA margins of 12% in the third quarter 2011 and 15% in the second quarter 2012.

•                  Unique visitors grew in the third quarter 2012, with an 18% increase over third quarter 2011 and a 19% increase over the second quarter 2012.

•                  Working capital was $73.0 million at September 30, 2012, compared to $70.5 million at June 30, 2012.  Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).  Working capital does not include $10 million of deferred contingent consideration payable on the one year anniversary of the closing of the sale of the company’s mortgage origination business, subject to various conditions being satisfied.

•                  During the third quarter 2012, the company purchased a total of 15,136 shares of its stock at an average price of $15.28.  As of September 30, 2012, there was approximately $3.9 million in share repurchase authorization remaining under the current approved plan.  Subsequent to the end of the third quarter, between October 1 and October 31, 2012, the company purchased an additional 24,815 shares at an average price of $14.35.

Business Outlook — 2012 and 2013

Tree is providing revenue, Variable Marketing Margin and Adjusted EBITDA guidance for 2012 and 2013 as follows:

For 2012:

•                  We expect revenue from continuing operations in the fourth quarter 2012 to be 23%-27% higher than adjusted Exchanges revenue from the fourth quarter 2011.   This equates to approximately 108%-114% higher revenue from continuing operations than reported in the fourth quarter 2011 on a GAAP basis.

•                  Variable marketing margin in the fourth quarter 2012 is expected to be $10-$11 million.  The company did not previously provide guidance on variable marketing margin.

•                  Adjusted Exchanges EBITDA guidance for the full year 2012 is revised to $13-$14 million, from $12-$14 million previously.

We are withdrawing our guidance for Net Income because of uncertainty in projecting the effects of the wind-down of discontinued operations and tax considerations.

For 2013:

•                  Revenue is anticipated to grow 15%—20% over 2012 adjusted Exchanges revenue.  This equates to approximately 41%-46% over 2012 revenue from continuing operations reported on a GAAP basis.

•                  Variable marketing margin is anticipated to be 45%-48% of revenue.

•                  Adjusted EBITDA is anticipated to be $15—$17 million.

Quarterly Conference Call

A conference call to discuss Tree’s third quarter 2012 financial results will be webcast live today at 5:30 PM Eastern Time (ET).  The live audio cast is open to the public and available on Tree’s investor relations website at http://investor-relations.tree.com/.  For those without access to the Internet, the call may be accessed toll-free via phone at 877-606-1416.  Callers outside the United State may dial 707-287-9313.  Following completion of the call, a recorded replay of the webcast will be available on Tree’s investor relations website until 11:59 PM ET on Monday November 19, 2012.  To listen to the telephone replay, call toll-free 855-859-2056 with passcode # 34370948.  Callers outside the United States may dial 404-537-3406 with passcode #34370948.

QUARTERLY TABLES AND FINANCIALS —

Tree.com Exchanges Metrics (1)

$s in millions

				Q/Q				Y/Y
	Q3 2012	Q2 2012		% Change		Q3 2011		% Change
		GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Revenue
Mortgage (2)	$19.8	$12.5	$18.5	59%	7%	$9.2	$15.6	115%	27%
Non-Mortgage	$3.5	$4.5	$4.5	(22)%	(22)%	$3.9	$3.9	(10)%	(10)%
Total Exchanges revenue	$23.3	$17.0	$23.0	37%	1%	$13.1	$19.5	78%	19%
Non Mortgage %	15%	27%	20%			30%	20%

Selling and marketing expense
Exchanges marketing expense (3)	$11.6	$9.0	$11.1	29%	4%	$7.5	$10.7	54%	8%
Other Marketing	$1.8	$2.0	$2.0	(10)%	(10)%	$1.0	$1.0	80%	80%
Selling and marketing expense	$13.4	$11.0	$13.1	22%	2%	$8.5	$11.8	57%	13%

Variable marketing margin (4)	$11.7	$8.0	$11.9	47%	(1)%	$5.6	$8.8	109%	33%
Variable marketing margin % of revenue	50%	47%	52%			43%	45%

Net Income/(Loss) from Continuing Operations	$0.3	$(1.8)	N/A	NM	N/A	$(3.4)	N/A	NM	N/A

Adjusted Exchanges EBITDA (5)	$3.9	N/A	$3.4	N/A	14%	N/A	$2.3	N/A	67%
Adjusted EBITDA % of revenue	17%	N/A	15%	N/A		N/A	12%	N/A

(1) Adjusted Exchanges mortgage revenue, total adjusted Exchanges revenue, adjusted Exchanges marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted Exchanges EBITDA, and adjusted EBITDA % of revenue are non-GAAP measures. Please see “Tree.com’s Reconciliation of Non-GAAP Measures to GAAP” and “Tree.com’s Principles of Financial Reporting” below for more information on these non-GAAP measures. Q2 2012 Adjusted Exchanges metrics reflect modeled results through June 6, 2012, and actual results from June 7, 2012, through June 30, 2012.

(2) Adjusted Exchanges mortgage revenue is defined as revenue from the Exchanges mortgage vertical plus modeled revenue for leads provided to the company’s former mortgage origination business assuming sale prices for such leads equalled sale prices of leads of similar quality sold to network lenders. Accordingly, this measure also assumes lender demand on the network would have been sufficient to absorb the additional lead volume without affecting the prices of the leads actually sold. Please see “Tree.com’s Principles of Financial Reporting” for further explanation of this metric.

(3) Adjusted Exchanges marketing expense is defined as the portion of selling and marketing expense attributable to the current Exchanges business for variable costs paid for advertising, direct marketing and related expenses, plus selling and marketing expense allocated to the company’s former mortgage origination business and recorded in discontinued operations. This metric excludes overhead, fixed costs, and personnel-related expenses.

(4) Variable marketing margin is defined as total Exchanges revenue minus Exchanges marketing expense.

(5) Adjusted Exchanges EBITDA is defined as Adjusted EBITDA from continuing operations, plus modeled revenue for leads provided to the company’s former mortgage origination business, minus Exchanges selling and marketing expense allocated to the company’s former mortgage origination business and recorded in discontinued operations.

Tree.com Summary Financial Results

$s in millions (except per share amounts)

			Q/Q		Y/Y
	Q3 2012	Q2 2012	% Change	Q3 2011	% Change
Revenue
From Continuing Ops	$23.3	$17.0	37%	$13.1	78%
From Discontinued Ops	$5.9	$30.6	(81)%	$37.6	(84)%
Total Revenue	$29.2	$47.5	(38)%	$50.7	(42)%

Adjusted EBITDA *
From Continuing Ops	$3.9	$(0.3)	NM	$(0.5)	NM
From Discontinued Ops	$4.2	$5.0	(16)%	$9.6	(56)%
Total Adjusted EBITDA	$8.1	$4.7	72%	$9.1	(10)%

EBITDA *
From Continuing Ops	$1.8	$(1.6)	NM	$(2.2)	NM
From Discontinued Ops	$4.2	$3.4	23%	$9.0	(54)%
Total EBITDA	$6.0	$1.8	240%	$6.8	(12)%

Net Income/(Loss)
Net Income/(Loss) from Continuing Ops	$0.3	$(1.8)	NM	$(3.4)	NM
Net Income/(Loss) from Discontinued Ops	$4.1	$27.5	(85)%	$16.7	(75)%
Net Income/(Loss)	$4.4	$25.8	(83)%	$13.3	(67)%

Net Income/(Loss) Per Share	$0.38	$2.28	(83)%	$1.21	(68)%
Diluted Net Income/(Loss) Per Share	$0.37	$2.28	(84)%	$1.21	(70)%

From Continuing Operations:
Net Income/(Loss) Per Share	$0.02	$(0.16)	NM	$(0.31)	NM
Diluted Net Income/(Loss) Per Share	$0.02	$(0.16)	NM	$(0.31)	NM

NM = Not Meaningful

* EBITDA and Adjusted EBITDA are Non-GAAP measures.  Please see “Tree.com’s Reconciliation of Non-GAAP Measures to GAAP” and “Tree.com’s Principles of Financial Reporting” below for more information on Adjusted EBITDA

TREE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)
Revenue	$23,296	$13,101	$53,501	$43,951
Costs and expenses
Cost of revenue	1,231	1,001	2,830	3,529
Selling and marketing expense	13,376	8,475	34,997	39,246
General and administrative expense	5,532	4,388	16,166	15,059
Product development	853	681	2,383	2,677
Litigation settlements and contingencies	510	212	948	5,206
Restructuring expense (gain)	(48)	498	(109)	990
Amortization of intangibles	101	213	314	787
Depreciation	934	1,393	3,204	3,677
Asset impairments	—	—	—	29,250
Total costs and expenses	22,489	16,861	60,733	100,421
Operating income (loss)	807	(3,760)	(7,232)	(56,470)
Other expense
Interest expense	(349)	(110)	(606)	(266)
Total other expense, net	(349)	(110)	(606)	(266)
Income (loss) before income taxes	458	(3,870)	(7,838)	(56,736)
Income tax benefit (provision)	(188)	464	3,086	12,128
Net income (loss) from continuing operations	270	(3,406)	(4,752)	(44,608)
Gain from sale of discontinued operations, net of tax	—	7,752	24,313	7,752
Income (loss) from operations of discontinued operations, net of tax	4,112	8,969	24,745	(23,829)
Income (loss) from discontinued operations	4,112	16,721	49,058	(16,077)
Net income (loss) attributable to common shareholders	$4,382	$13,315	$44,306	$(60,685)
Weighted average common shares outstanding	11,389	11,037	11,293	10,978
Weighted average diluted shares outstanding	12,003	11,037	11,293	10,978
Net income (loss) per share from continuing operations
Basic	$0.02	$(0.31)	$(0.42)	$(4.06)
Diluted	$0.02	$(0.31)	$(0.42)	$(4.06)
Net income (loss) per share from discontinued operations
Basic	$0.36	$1.52	$4.34	$(1.47)
Diluted	$0.35	$1.52	$4.34	$(1.47)
Net income (loss) per share attributable to common shareholders
Basic	$0.38	$1.21	$3.92	$(5.53)
Diluted	$0.37	$1.21	$3.92	$(5.53)

TREE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(unaudited) (In thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$89,780	$45,541
Restricted cash and cash equivalents	29,425	12,451
Accounts receivable, net of allowance of $94 and $86, respectively	10,415	5,474
Prepaid and other current assets	1,524	1,060
Current assets of discontinued operations	479	232,425
Total current assets	131,623	296,951
Property and equipment, net	6,924	8,375
Goodwill	3,632	3,632
Intangible assets, net	10,874	11,189
Other non-current assets	166	246
Non-current assets of discontinued operations	236	10,947
Total assets	$153,455	$331,340
LIABILITIES:
Accounts payable, trade	$3,963	$9,072
Deferred revenue	1,162	176
Deferred income taxes	4,335	4,335
Accrued expenses and other current liabilities	17,367	11,998
Current liabilities of discontinued operations	31,784	254,744
Total current liabilities	58,611	280,325
Income taxes payable	—	7
Other long-term liabilities	1,094	4,070
Deferred income taxes	568	435
Non-current liabilities of discontinued operations	331	1,032
Total liabilities	60,604	285,869
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued 12,546,501 and 12,169,226 shares, respectively, and outstanding 11,393,804 and 11,045,965 shares, respectively	125	121
Additional paid-in capital	915,417	911,987
Accumulated deficit	(813,799)	(858,105)
Treasury stock of 1,152,697 and 1,123,261 shares, respectively	(8,892)	(8,532)
Total shareholders’ equity	92,851	45,471
Total liabilities and shareholders’ equity	$153,455	$331,340

TREE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net income (loss)	$44,306	$(60,685)
Less (income) loss from discontinued operations, net of tax	(49,058)	16,077
Net loss from continuing operations	(4,752)	(44,608)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities attributable to continuing operations:
Loss on disposal of fixed assets	344	210
Amortization of intangibles	314	787
Depreciation	3,204	3,677
Intangible impairment	—	29,250
Non-cash compensation expense	3,565	2,731
Deferred income taxes	134	(12,144)
Bad debt expense (recovery)	(4)	32
Changes in current assets and liabilities:
Accounts receivable	(4,938)	(1,911)
Prepaid and other current assets	401	(122)
Accounts payable and other current liabilities	(2,492)	385
Income taxes payable	(658)	(58)
Deferred revenue	986	(96)
Other, net	(410)	988
Net cash used in operating activities attributable to continuing operations	(4,306)	(20,879)
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(2,046)	(5,480)
Increase in restricted cash	(4,047)	(1,488)
Net cash used in investing activities attributable to continuing operations	(6,093)	(6,968)
Cash flows from financing activities attributable to continuing operations:
Vesting and issuance of common stock, net of withholding taxes	(301)	(950)
Purchase of treasury stock	(360)	—
(Increase) decrease in restricted cash	4,150	(3,325)
Net cash provided by (used in) financing activities attributable to continuing operations	3,489	(4,275)
Total cash used in continuing operations	(6,910)	(32,122)
Net cash provided by (used in) operating activities attributable to discontinued operations	222,885	(58,317)
Net cash provided by (used in) investing activities attributable to discontinued operations	25,923	(9,310)
Net cash provided by (used in) financing activities attributable to discontinued operations	(197,659)	41,261
Total cash provided by (used in) discontinued operations	51,149	(26,366)
Net increase (decrease) in cash and cash equivalents	44,239	(58,488)
Cash and cash equivalents at beginning of period	45,541	68,819
Cash and cash equivalents at end of period	$89,780	$10,331

TREE.COM’S RECONCILIATION OF NON-GAAP MEASURES TO GAAP ($ in thousands):

Below is a reconciliation of Adjusted EBITDA to net income (loss) for both continuing operations and discontinued operations.  See “Tree.com’s Principles of Financial Reporting” for further discussion of our use of these Non-GAAP measures.

	Three Months Ended
	September 30, 2012	September 30, 2011	June 30, 2012
	(Dollars in thousands)
Adjusted EBITDA from continuing operations	$3,897	$(521)	$(317)
Adjustments to reconcile to net income (loss) from continuing operations:
Amortization of intangibles	(101)	(213)	(106)
Depreciation	(934)	(1,393)	(1,046)
Restructuring gain (expense)	48	(498)	(3)
Loss on disposal of assets	(284)	(99)	—
Non-cash compensation	(1,309)	(824)	(1,072)
Litigation settlements and contingencies	(510)	(212)	(216)
Other expense, net	(349)	(110)	(136)
Income tax benefit (provision)	(188)	464	1,142
Net income (loss) from continuing operations	$270	$(3,406)	$(1,754)

Adjusted EBITDA from discontinued operations	$4,221	$9,584	$5,032
Adjustments to reconcile to net income from discontinued operations:
Restructuring expense	(95)	(509)	(239)
Asset impairments	—	—	(1,365)
Loss on disposal of assets	—	(27)	—
Non-cash compensation	—	(75)	(42)
Litigation settlements and contingencies	33	(4)	(15)
Gain from sale of discontinued operations, net of tax	—	7,752	24,313
Other expense, net	29	—	10
Income tax benefit (provision)	(76)	—	(166)
Net income from discontinued operations	$4,112	$16,721	$27,528

Adjusted EBITDA from continuing operations per above	$3,897	$(521)	$(317)
Adjusted EBITDA from discontinued operations per above	4,221	9,584	5,032
Total Adjusted EBITDA	8,118	9,063	4,715
Adjustments to reconcile to net income:
Amortization of intangibles	(101)	(213)	(106)
Depreciation	(934)	(1,393)	(1,046)
Restructuring expense	(47)	(1,007)	(242)
Asset impairments	—	—	(1,365)
Loss on disposal of assets	(284)	(126)	—
Non-cash compensation	(1,309)	(899)	(1,114)
Litigation settlements and contingencies	(477)	(216)	(231)
Gain from sale of discontinued operations, net of tax	—	7,752	24,313
Other expense, net	(320)	(110)	(126)
Income tax benefit (provision)	(264)	464	976
Net income	$4,382	$13,315	$25,774

Below is a reconciliation of revenue to adjusted Exchanges revenue, selling and marketing expense to adjusted Exchanges marketing expense, and Adjusted EBITDA from continuing operations (reconciled to operating loss in table above) to Adjusted Exchanges EBITDA.

See “Tree.com’s Principles of Financial Reporting” for further discussion of the Company’s use of these Non-GAAP measures.

	Qtr 3	Qtr 2	Qtr 3
(Dollars in thousands)	2012	2012	2011

Revenue (Continuing Operations)	$23,296	$16,970	$13,101

Mortgage Exchanges Revenue	19,801	12,461	9,203
Adjustment: Modeled Revenue for leads sent to LTL	0	6,026	6,429
Adjusted Mortgage Exchange Revenue	$19,801	$18,487	$15,632

Non-Mortgage Revenue	3,495	4,508	3,898

Total Adjusted Exchanges Revenue	$23,296	$22,995	$19,531

Selling and Marketing Expense (Continuing Operations)	$13,375	$10,969	$8,475

Exchanges Marketing	11,572	8,969	7,458
Adjustment: Shared Variable Marketing allocated to Discontinued Ops	0	2,082	3,288
Adjusted Exchanges Marketing Expense	$11,572	$11,051	$10,746

Other Marketing	1,804	2,000	1,017

Adjusted EBITDA - Continuing Operations *	$3,897	$(317)	$(521)

Adjustment: Combined revenue and marketing	0	3,943	3,141
Adjustment: Shared compensation costs allocated to Discontinued Ops	0	(206)	(287)
Adjusted Exchanges EBITDA	$3,897	$3,420	$2,333

*  See reconciliation in prior table.

	Qtr 4	Full Year Guidance Low	Full Year Guidance High
	2011	2012	2012

Revenue (Continuing Operations)	$10,666	$75,652	$76,373

Adjustment: Modeled Revenue for leads sent to LTL	7,343	16,863	16,863

Total Adjusted Exchanges Revenue	$18,009	$92,515	$93,236

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and adjusted for certain items discussed below (“Adjusted EBITDA”), adjusted Exchanges mortgage revenue, total adjusted Exchanges revenue, adjusted Exchanges marketing expense, variable marketing margin $, variable marketing margin % of revenue, adjusted Exchanges EBITDA and adjusted EBITDA % of revenue as supplemental measures to GAAP. These measures are primary metrics by which Tree.com evaluates the performance of its businesses, on which its marketing expenditures are based and, in the case of Adjusted EBITDA and Variable Marketing Margin $, by which management and many employees are compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure set forth above.  Tree.com is not able to provide a reconciliation of projected adjusted Exchanges EBITDA or adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of Tree.com’s Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring expenses, (5) litigation settlements and contingencies, (6) pro forma adjustments for significant acquisitions or dispositions, and (7) one-time items. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation and acquisition-related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.

Adjusted Exchanges mortgage revenue is defined as revenue from the Exchanges mortgage vertical plus modeled revenue for leads provided to HLC, assuming sale prices for such leads equaled contemporaneous sale prices of leads of similar quality sold to network lenders.  Accordingly, this measure also assumes lender demand on the network would have been sufficient to absorb the additional lead volume without affecting the prices of the leads actually sold.  The Company believes these are reasonable assumptions to facilitate the purpose of this metric, which is to give investors a view into what the results might have been if the Company did not operate HLC.  Investors are cautioned that there is inherent uncertainty in this metric and the Company urges investors to consider this metric and the other non-GAAP measures discussed below that include this metric in addition to results prepared in accordance with GAAP and not as substitutions for or superior to GAAP results.   There can be no assurance that this metric and the other non-GAAP measures discussed below that include this metric will be indicative of actual results of operations following the sale of the Home Loan Center assets.

Total adjusted Exchanges revenue is defined as adjusted Exchanges revenue plus revenue from the non-mortgage verticals.

Adjusted Exchanges marketing expense is defined as the portion of selling and marketing expense attributable to the current Exchanges business for variable costs paid for advertising, direct marketing and related expenses, plus selling and marketing expense allocated to HLC and recorded in discontinued operations.  This metric excludes overhead, fixed costs and personnel-related expenses.

Adjusted variable marketing margin is defined as adjusted Exchanges revenue minus adjusted Exchanges marketing expense, and adjusted variable marketing margin % of revenue is defined as variable marketing margin expressed as a percentage of adjusted Exchanges revenue.

Adjusted Exchanges EBITDA is defined as Adjusted EBITDA from continuing operations, plus modeled revenue for leads provided to HLC, minus Exchanges selling and marketing expense allocated to HLC and recorded in discontinued operations.

Adjusted EBITDA % of revenue is defined as adjusted Exchanges EBITDA expressed as a percentage of adjusted Exchanges revenue.

Non-GAAP adjusted Exchanges metrics are not prepared in accordance with SEC rules or Generally Accepted Accounting Principles requiring certain pro forma financial information giving effect to the disposition of a material asset that has occurred or in some cases that is probable, and they are not intended to be a substitute for such financial information.  The Company prepared and reported pro forma financial information following the closing of the sale of assets of Home Loan Center in accordance with SEC rules and Generally Accepted Accounting Principles, which was filed as an exhibit to Tree.com’s Form 8-K filed on June 7, 2012.

One-Time Items

Adjusted EBITDA is adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Tree.com’s Adjusted EBITDA and Adjusted Exchanges EBITDA

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock units and stock options. These expenses are not paid in cash and Tree.com will include the related shares in its calculations of fully diluted shares outstanding. Upon vesting of restricted stock units and the exercise of certain stock options, the awards will be settled, at Tree.com’s discretion, on a net basis, with Tree.com remitting the required tax withholding amounts from its current funds.

Amortization and impairment of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations or anticipations of Tree.com and members of our management team.  Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company’s relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management.  These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2011, our Quarterly Reports on Form 10-Q for the period ended March 31, 2012 and June 30, 2012, and in our other filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in consumers’ lives.  Our family of brands includes: LendingTree®, GetSmart®, DegreeTree®, LendingTreeAutos, DoneRight!®, ServiceTreeSM, InsuranceTree® and HealthTree. Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, education, auto, home services and other services from multiple businesses and professionals who will compete for their business.

Tree.com, Inc. is headquartered in Charlotte, N.C. and maintains operations solely in the United States. For more information, please visit www.tree.com.

Contacts:

Investor Relations

877-640-4856

tree.com-investor.relations@tree.com